Exhibit 99.1

DaVita HealthCare Partners Inc. Comments on the Final CMS ESRD

Rates and Provides Initial 2014 Operating Income Guidance

DENVER (November 25, 2013) – DaVita HealthCare Partners Inc. (NYSE: DVA) today commented on the final Centers for Medicare and Medicaid Services (CMS) Medicare ESRD rule for 2014 and announced initial 2014 operating income guidance.

Final CMS Rule

LeAnne Zumwalt, Group Vice President said, “On the dialysis rule, the bad news is that CMS appears to have accepted the premise that the language in the American Taxpayer Relief Act of 2012 required it to make a partial rebasing of the bundle. This could unfairly result in cuts of nearly $30 per treatment over a three to four year period by looking only at pharmaceutical economics. This means that Medicare dialysis rates will be flat in 2014 and 2015 in an environment of increasing expenses.

“The good news is that Medicare rates will not be decreased next year, when most thought rates would be down. In addition, we get to work with Congress and CMS on trying to mitigate future cuts, and CMS has a number of appropriate reimbursement levers to pull to offset cuts a few years out if it chooses to do so, since Medicare reimbursement already fails to cover the full cost of caring for Medicare patients.”

Guidance

Given the issuance of the final CMS rule, the company is now in a position to provide initial 2014 guidance and expects 2014 enterprise operating income to be in a range of $1.675 to $1.850 billion.

The company expects 2014 operating income for our dialysis services and related ancillary business to be in the range of $1.425 to $1.540 billion. The primary reasons for a likely year-on-year decline in operating income are Medicare patient expense increases, commercial rate and mix pressures, and health care exchange dynamics.

The company expects 2014 operating income for HealthCare Partners (HCP) to be in the range of $250 to $310 million. The primary reason for a substantial expected year-on-year decline in HCP operating income in 2014 is the previously announced Medicare Advantage rate cuts, which the company will have limited ability to offset.

These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

Capital Markets Day

The company will discuss its outlook in more detail at its upcoming Capital Markets Day in New York City on Monday, December 9, 2013, at 9:30 a.m. Eastern Time.

This meeting is being broadcast live by conference call and webcast. You can access the webcast at the DaVita HealthCare Partners investor relations web page. You can join this call on:

Monday, December 9, 2013

Starting at 9:30 a.m. EST

Dial in number: 800-399-4406

Webcast: www.davita.com/investors

The event will be held at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. If you plan to attend, please register with us by emailing your name and company affiliation to Kelly.Perez@davita.com.

If you are joining the presentation by conference call, please refer to the “DaVita HealthCare Partners Capital Markets Call” and provide the operator with your name and company affiliation. Investors who are unable to listen live will be able to access the presentation and an audio replay via our web site at www.davita.com/investors. There will be no telephone replay.

About DaVita HealthCare Partners

DaVita HealthCare Partners, a Fortune 500® company, is the parent company of DaVita and HealthCare Partners. DaVita is a leading provider of kidney care in the United States, delivering dialysis services to patients with chronic kidney failure and end stage renal disease. As of September 30, 2013, DaVita operated or provided administrative services at 2,042 outpatient dialysis centers in the United States serving approximately 166,000 patients, and at 66 centers in ten countries outside of the United States. HealthCare Partners manages and operates medical groups and affiliated physician networks in California, Nevada, Florida, Arizona and New Mexico in its pursuit to deliver excellent-quality health care in a dignified and compassionate manner. As of September 30, 2013, HealthCare Partners provided integrated care management for approximately 760,000 managed care patients. For more information, please visit DaVitaHealthCarePartners.com.

DaVita, HealthCare Partners and DaVita HealthCare Partners are trademarks or registered trademarks of DaVita HealthCare Partners Inc.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2014 consolidated and dialysis services and related ancillary businesses operating income and HCP’s 2014 operating income. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2012, our quarterly report on Form 10-Q for the quarter ended September 30, 2013 and subsequent quarterly reports to be filed on Form 10-Q, or our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	further reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2014 Medicare Advantage benchmark structure,

•	the impact of the American Taxpayer Relief Act,

•	the impact of the sequestration that went into effect on April 1, 2013,

•	the impact of disruptions in federal government operations and funding,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings, including risks relating to the resolution of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that further reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

###

Investor Contact:

Jim Gustafson

310-536-2585

Jim.gustafson@davita.com